EXHIBIT 99.1

NEWS RELEASE

Del Monte Foods Company
P.O. Box 193575
San Francisco, CA 94119-3575

DEL MONTE FOODS COMPANY ANNOUNCES PRICING OF
TENDER OFFER FOR ITS 9 1/4% NOTES DUE 2011

SAN FRANCISCO, February 3, 2005 — Del Monte Foods Company (the “Company”) announced today that its wholly-owned subsidiary Del Monte Corporation (“Del Monte”) has determined the price to be paid on its tender offer for any and all of its $300 million aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2011 (CUSIP No. 245217AK0 ) (the “Notes”). The tender offer and the consent solicitation are described in the Offer to Purchase and Consent Solicitation Statement dated January 10, 2005 (the “Offer to Purchase”).

The total consideration for each $1,000 principal amount of Notes validly tendered and not revoked prior to the consent time (5:00 p.m., New York City time, on Monday, January 24, 2005) is $1,110.16, which includes a consent payment of $40.00. The total consideration was determined by reference to a fixed spread of 75 basis points over the yield of the 2.00% U.S. Treasury Note due May 15, 2006, which yield was calculated at 2:00 p.m., New York City time, on February 3, 2005. The reference yield and the tender offer yield are 3.106% and 3.856%, respectively. Holders who validly tender their Notes after the consent time are not eligible to receive the consent payment.

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on Monday, February 7, 2005 unless extended. Payment for Notes validly tendered and accepted for payment and not validly withdrawn will be made in same day funds one business day following expiration of the tender offer, or as soon thereafter as practicable. The tender offer is subject to a number of conditions which are set forth in the Offer to Purchase, including without limitation, Del Monte having obtained debt financing on terms acceptable to Del Monte, as more fully described in the Offer to Purchase.

Del Monte has engaged Morgan Stanley and Banc of America Securities as Joint Dealer Managers and Solicitation Agents for the Tender Offer and Consent Solicitation. Persons with questions regarding the Tender Offer or the Consent Solicitation should be directed to Morgan Stanley at 800-624-1808 (U.S. toll-free) or 212-761-1941 (collect), attention: Francesco Cipollone or Banc of America Securities at 888-292-0070 (U.S. toll-free) or 212-847-5834 (collect), attention: High Yield Special Products. Requests for documents should be directed to Georgeson Shareholder Communications, the Information Agent, at 877-484-8195 or 800-377-9583 (U.S. toll-free) or 212-440-9800.

This press release does not constitute an offer to purchase the Notes or a solicitation of consents to amend the related indenture. The Offer is made solely by the Offer to Purchase.

Company Information and Forward Looking Statements

Del Monte is one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market, generating over $3 billion in net sales in fiscal 2004. With a powerful portfolio of brands including Del Monte®, Contadina®, StarKist®, S&W®, Nature’s Goodness™, College Inn®, 9Lives®, Kibbles ’n Bits®, Pup-Peroni®, Snausages®, and NawSomes! ®, Del Monte products are found in nine out of ten American households. For more information on Del Monte Foods Company, visit the Company’s Web site at www.delmonte.com.

This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the Offer, including the expiration time and possible completion of the Offer. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

CONTACTS:
	Brandy Bergman/Tracy Greenberger (Media) Citigate Sard Verbinnen (212) 687-8080	Tom Gibbons (Analysts) Del Monte Foods (415) 247-3382

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